Exhibit 1

July 23, 2007

Securities and Exchange Commission
Mail stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4.01 paragraphs 2 and 3 of the Form 8-K of Manhattan Bancorp dated July 23, 2007.

Very truly yours,

/s/ Hutchinson and Bloodgood LLP